Exhibit 99.1

INTERCEPT PHARMACEUTICALS ANNOUNCES LEADERSHIP TRANSITION

Jerry Durso Appointed CEO Effective January 1, 2021;

Founder, President and CEO Mark Pruzanski to Continue as Board Member and Advisor

NEW YORK, December 10, 2020 – Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT), a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat progressive non-viral liver diseases, today announced that Jerome (Jerry) Durso, currently Chief Operating Officer, will succeed Mark Pruzanski as President and Chief Executive Officer, effective January 1, 2021. Mr. Durso will also be appointed to the Board of Directors following the transition. Dr. Pruzanski will remain with Intercept as a director on the Board and retained advisor to the company.

Paolo Fundarò, Chairman of the Board of Directors, stated, “During his nearly two decades at the helm since founding Intercept, Mark has established the company as a pioneering leader in non-viral liver disease. He has led the company through many important milestones, including our IPO in 2012, the worldwide approval and commercialization of Ocaliva for PBC – our first marketed product – and the only successful Phase 3 NASH program to date. We have been working closely together on planning a seamless transition and will benefit from Mark’s continued involvement to support the company’s future success.”

Mr. Fundarò continued, “Jerry has broad global leadership experience, a proven track record of execution and strong commercial expertise. He is well suited to lead the company going forward as we focus on enhancing the growth of our foundational PBC business, supporting our NASH regulatory process in the US and Europe, and building our pipeline. As we enter this next phase of the company’s trajectory, I am confident that this is the right time to transition leadership responsibilities to Jerry.”

Dr. Pruzanski said, “It has been an enormous privilege to have created and led Intercept for these many years, and I am proud of all that we have accomplished driving science and innovation for the benefit of patients suffering from liver disease. I am very pleased to transition leadership of the company to Jerry, whose experience and expertise position him extremely well to lead the company into our next chapter. I look forward to being a resource for Jerry, particularly on our global NASH program and pipeline efforts, and remaining an active member of our Board. Finally, I would like to express my sincere appreciation to all of our employees for their tireless efforts, which have been – and will continue to be – the key to our success in delivering pioneering therapies to patients.”

“I am honored and proud to become Intercept’s next CEO,” said Mr. Durso. “This is a pivotal time for the company as we advance our foundational rare liver disease business and work towards the potential resubmission of our NDA in NASH fibrosis. I am confident that we will leverage our core strengths and capabilities across the business to execute on plans for continued growth and advancement of our pipeline to drive the future success of Intercept. I look forward to leading our talented team as we continue to build on our solid foundation to further our goals to help patients living with serious liver diseases and deliver for all of our stakeholders.”

Jerry Durso has served as Intercept’s Chief Operating Officer since February 2017 and has played a critical leadership role in all aspects of Intercept’s business globally, including the continued growth of the PBC business in over 35 countries with more than $310 million in revenues anticipated this year. Mr. Durso has over 25 years of experience in building and leading commercial and business operations in life sciences organizations both in the United States and abroad. Prior to joining Intercept, he spent the majority of his career at Sanofi, a global pharmaceutical company, where he served as Senior Vice President, Chief Commercial Officer of the Global Diabetes Division. Prior to that, Mr. Durso was Senior Vice President, Chief Commercial Officer of Sanofi’s U.S. pharmaceuticals business and also served in a number of commercial leadership roles of increasing responsibility in business unit and brand management, marketing and sales since he first joined Sanofi in 1993.

About Intercept

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat progressive non-viral liver diseases, including primary biliary cholangitis (PBC) and nonalcoholic steatohepatitis (NASH). Founded in 2002 in New York, Intercept has operations in the United States, Europe and Canada. For more information, please visit www.interceptpharma.com or connect with the company on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Dr. Pruzanski’s continued service as a director of and advisor to Intercept, our future growth and plans, including our focus on expanding our PBC business with Ocaliva, supporting our NASH regulatory process with the FDA and potentially resubmitting our NDA in NASH fibrosis and otherwise furthering our product pipeline.

These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “possible,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by our management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. The following represent some, but not necessarily all, of the factors that could cause actual results to differ materially from historical results or those anticipated or predicted by our forward-looking statements: our ability to successfully commercialize Ocaliva for PBC; our ability to maintain our regulatory approval of Ocaliva for PBC in the United States, Europe, Canada, Israel, Australia and other jurisdictions in which we have or may receive marketing authorization; our ability to timely and cost-effectively file for and obtain regulatory approval of our product candidates on an accelerated basis or at all, including OCA for liver fibrosis due to NASH following the issuance of the CRL by the FDA; any advisory committee recommendation or dispute resolution determination that our product candidates, including OCA for liver fibrosis due to NASH, should not be approved or approved only under certain conditions; any future determination that the regulatory applications and subsequent information we submit for our product candidates, including OCA for liver fibrosis due to NASH, do not contain adequate clinical or other data or meet applicable regulatory requirements for approval; conditions that may be imposed by regulatory authorities on our marketing approvals for our products and product candidates, including OCA for liver fibrosis due to NASH, such as the need for clinical outcomes data (and not just results based on achievement of a surrogate endpoint), any risk mitigation programs such as a REMS, and any related restrictions, limitations and/or warnings contained in the label of any of our products or product candidates; any potential side effects associated with Ocaliva for PBC, OCA for liver fibrosis due to NASH or our other product candidates that could delay or prevent approval, require that an approved product be taken off the market, require the inclusion of safety warnings or precautions, or otherwise limit the sale of such product or product candidate; the initiation, timing, cost, conduct, progress and results of our research and development activities, preclinical studies and clinical trials, including any issues, delays or failures in identifying patients, enrolling patients, treating patients, retaining patients, meeting specific endpoints in the jurisdictions in which we intend to seek approval or completing and timely reporting the results of our NASH or PBC clinical trials; our ability to establish and maintain relationships with, and the performance of, third-party manufacturers, contract research organizations and other vendors upon whom we are substantially dependent for, among other things, the manufacture and supply of our products, including Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH, and our clinical trial activities; our ability to identify, develop and successfully commercialize our products and product candidates, including our ability to successfully launch OCA for liver fibrosis due to NASH, if approved; our ability to obtain and maintain intellectual property protection for our products and product candidates, including our ability to cost-effectively file, prosecute, defend and enforce any patent claims or other intellectual property rights; the size and growth of the markets for our products and product candidates and our ability to serve those markets; the degree of market acceptance of Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH or our other product candidates among physicians, patients and healthcare payors; the availability of adequate coverage and reimbursement from governmental and private healthcare payors for our products, including Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH, and our ability to obtain adequate pricing for such products; our ability to establish and maintain effective sales, marketing and distribution capabilities, either directly or through collaborations with third parties; competition from existing drugs or new drugs that become available; our ability to prevent system failures, data breaches or violations of data protection laws; costs and outcomes relating to any disputes, governmental inquiries or investigations, regulatory proceedings, legal proceedings or litigation, including any securities, intellectual property, employment, product liability or other litigation; our collaborators’ election to pursue research, development and commercialization activities; our ability to establish and maintain relationships with collaborators with development, regulatory and commercialization expertise; our need for and ability to generate or obtain additional financing; our estimates regarding future expenses, revenues and capital requirements and the accuracy thereof; our use of cash and short-term investments; our ability to acquire, license and invest in businesses, technologies, product candidates and products; our ability to attract and retain key personnel to manage our business effectively; our ability to manage the growth of our operations, infrastructure, personnel, systems and controls; our ability to obtain and maintain adequate insurance coverage; the impact of COVID-19, including any impact on our results of operations or financial position, related quarantines and government actions, delays relating to our regulatory applications, disruptions relating to our ongoing clinical trials or involving our contract research organizations, study sites or other clinical partners, disruptions relating to our supply chain or involving our third-party manufacturers, distributors or other distribution partners, facility closures or other restrictions, and the extent and duration thereof; the impact of general U.S. and foreign economic, industry, market, regulatory or political conditions, including the potential impact of Brexit; and the other risks and uncertainties identified in our periodic filings filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Contacts

For more information about Intercept, please contact:

Lisa DeFrancesco

+1-646-565-4833

investors@interceptpharma.com

Christopher Frates

+1-646-757-2371

media@interceptpharma.com